SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): January 14, 2004

V. I. TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification no.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(617) 926-1551

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

ITEM 5.	OTHER ITEMS

On January 14, 2004, V. I. Technologies, Inc. (“Vitex”) announced that it had entered into agreements to sell approximately 7,332,222 shares of its common stock to institutional investors at a negotiated price of $0.90 per share for gross proceeds to the Company of approximately $6.6 million. The investors will also receive a five (5)–month option to purchase approximately 1,833,055 additional shares at $0.90 per share and four (4)–year warrants to purchase approximately 2,932,888 shares, exercisable for cash only, at a purchase price of $1.32 per share. Definitive agreements have been signed by the investors. In accordance with Nasdaq rules, the Company will seek shareholder approval prior to the issuance of common stock and funding of the transaction.

A copy of the Vitex press release dated January 14, 2004 is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits:

99.1	Press Release of V.I. Technologies, Inc. dated January 14, 2004.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

V. I. TECHNOLOGIES, INC.

Dated: January 16, 2004	By:	/s/ Thomas T. Higgins

Thomas T. Higgins, Chief Financial Officer and Executive Vice President, Operations

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of V.I. Technologies, Inc. dated January 14, 2004.